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Exhibit 5.1

HireRight, Inc.
5151 California Avenue
Irvine, CA 92617

  Re:
  Registration Statement on Form S-1
  (SEC File Number 333-140613)

Ladies and Gentlemen:

        We have acted as counsel to HireRight, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1, as amended (the "Registration Statement"), relating to the proposed issuance and sale by the Company of up to 3,480,291 shares of the Company's common stock (the "Company Shares"), which includes 526,176 shares subject to the Underwriters' over-allotment option, and the sale by certain stockholders of the Company (the "Selling Stockholders") of up to 1,550,959 shares of the Company's common stock (the "Selling Stockholder Shares"), which includes 130,074 shares subject to the Underwriters' over-allotment option.

        This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Company Shares and the Selling Stockholder Shares will be priced by the Pricing Committee established by the authorizing resolutions adopted by the Company's Board of Directors in accordance with such resolutions and will be issued and sold as described in the Registration Statement.

        Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares and the Selling Stockholder Shares have been duly authorized by all requisite corporate action, (ii) the Company Shares, upon issuance, delivery and payment therefor as described in the Registration Statement and the related prospectus, as amended and supplemented through the date of issuance, will be validly issued, fully paid and nonassessable, and (iii) the Selling Stockholder Shares have been, or will be upon issuance and delivery upon payment therefor, validly issued and are, or will be, fully paid and nonassessable.

        Our opinions expressed above are limited to the Delaware General Corporation Law, and we express no opinion with respect to the applicability of any other laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

        This opinion letter is rendered as of the date of effectiveness of the Registration Statement and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Company Shares or the Selling Stockholder Shares.

Very truly yours,
/s/ DORSEY & WHITNEY, LLP
Dorsey & Whitney, LLP

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  Exhibit 5.1